Exhibit 5.1

October 31, 2018

The Boeing Company

100 North Riverside

Chicago, IL 60606-1596

Gentlemen and Ladies:

As Vice President, Deputy General Counsel and Corporate Secretary for The Boeing Company (the “Company”), I have acted as counsel in connection with the preparation and filing of the registration statement on Form S-8 (the “Registration Statement”) that is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Act”), for the purpose of registering $1,501,500,000 of deferred compensation obligations (the “Obligations”) which will represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of The Boeing Company Supplemental Savings Plan, the Deferred Compensation Plan for Directors of The Boeing Company, The Boeing Company Executive Supplemental Savings Plan, and the Deferred Compensation Plan for Employees of The Boeing Company (collectively, the “Plans”).

I have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation as amended to date, the Company’s By-Laws as amended to date, and such resolutions of the Company’s Board of Directors and other documentation as I have deemed necessary for the purpose of this opinion. In rendering the opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons.

Based on and subject to the foregoing, I am of the opinion that, when issued by the Company in accordance with the terms of the Plans, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, and other laws of general applicability relating to or affecting enforcement of creditors’ rights, and (ii) general principles of equity.

My opinion expressed above is subject to the qualification that I express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Sincerely,

/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary